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                                                                    Exhibit 99.1

                            R&G FINANCIAL CORPORATION

FOR RELEASE:  Immediately

CONTACT:      Victor J. Galan                    Joseph R. Sandoval
              Chairman and CEO                   Executive Vice President & CFO
              (787) 766-8301                     (787) 756-2802

WEBSITE:      www.rgonline.com


         R&G FINANCIAL CORPORATION ANNOUNCES INFORMAL SEC INVESTIGATION


         San Juan, Puerto Rico, April 26, 2005 - R&G Financial Corporation (NYSE:RGF) ("R&G Financial) a diversified financial services company, today announced that on April 26, 2005, R&G Financial was informed by a letter from the U.S. Securities and Exchange Commission (the "Commission") that the Commission was conducting an informal investigation regarding (i) the April 25, 2005 announcement that R&G Financial would restate its financial statements, and
(ii) the underlying issues addressed in that press release. R&G Financial intends to cooperate with and assist the Commission in this informal investigation.


                                      * * *

         R&G Financial, currently in its 33rd year of operations, is a diversified financial holding company with operations in Puerto Rico and the United States, providing banking, mortgage banking, investments, consumer finance and insurance through its wholly-owned subsidiaries R-G Premier Bank of Puerto Rico, a Puerto Rico-chartered commercial bank, R-G Crown Bank, its Florida-based savings bank, R&G Mortgage Corp., Puerto Rico's second largest mortgage banker, Mortgage Store of Puerto Rico, Inc., a subsidiary of R&G Mortgage, Continental Capital Corp., R-G Crown's New York and North Carolina based mortgage banking subsidiary, R-G Investments Corporation, a Puerto Rico broker-dealer, and Home and Property Insurance Corporation, a Puerto Rico insurance agency. As of December 31, 2004, R&G Financial had previously reported consolidated assets of $10.2 billion and consolidated stockholders' equity of $855.6 million.